July 24, 2007

Java Detour, Inc. 2121 Second Street Building C, Suite 105 Davis, California 95618

Re:	Registration Statement on Form SB-2 Registration of 7,475,810 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Java Detour, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form SB-2 (File No. 333-144437) (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of an aggregate of 7,475,810 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which may be sold by the selling stockholders listed in the Registration Statement from time to time. The Shares consist of the following:

(i) 557,407 shares (the “Private Placement Shares”) of the Company’s Common Stock originally issued in a private placement completed in November 2006 (the “Private Placement”);

(ii) 2,500,000 shares of Common Stock issuable upon exercise of warrants which were originally issued in the Private Placement (the “Warrant Shares”);

(iii) 1,125,000 shares of Common Stock held by our shareholders who were shareholders immediately prior to a merger completed on November 30, 2006 (the “November 2006 Merger”);

(iv) 793,403 shares of Common Stock which were originally issued to Hunter World Markets, Inc. (“Hunter”) at the close of the November 2006 Merger (together with the shares referred to in paragraph (iii) above, the “Hunter Shares”); and

(v) 2,500,000 shares of Common Stock issuable upon exercise of warrants which were originally issued to Hunter at the closing of the Private Placement (the “Hunter Warrant Shares”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, the Company’s Certificate of Incorporation and Bylaws, each as amended to date, and the corporate action of the Company that provides for the issuance of the Shares and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate from an officer of the Company.

Java Detour, Inc.
July 24, 2007

We have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have not verified any of those assumptions.

Our opinion set forth below is limited to the Delaware General Corporation Law (the “DGCL”). We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.

Based upon and subject to the foregoing, it is our opinion that the Private Placement Shares and the Hunter Shares are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company, and that the Warrant Shares and the Hunter Warrant Shares are duly authorized for issuance by the Company and, when issued and paid for in accordance with the provisions of the applicable warrants and as described in the Registration Statement, will be validly issued, fully-paid, and non-assessable shares of Common Stock of the Company.

We are furnishing this opinion letter to you solely in connection with the Registration Statement. You may not rely on this opinion letter in any other connection, and it may not be furnished or relied upon by any other person for any purpose, without our specific prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement, the prospectus or any prospectus supplement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

Kirkpatrick & Lockhart Preston Gates Ellis LLP